                          CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statements of Additional Information constituting parts of this Post-Effective Amendment No. 21 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 16, 1998 relating to the financial statements and financial highlights of Municipal Bond Fund, Fixed Income Fund, Short-Term Municipal Bond Fund, Short-Term Fixed Income Fund, High Yield Bond Fund, Smaller Companies Fund, Microcap Fund, International Equity Fund, European Equity Growth Fund, International Small Cap Equity Fund, European Small Cap Equity Fund, Emerging Markets Equity Fund, Global Fixed Income Fund, Core Global Fixed Income Fund, International Fixed Income Fund and Emerging
Markets Debt Fund (comprising Morgan Grenfell Investment Trust), which appears in such Statements of Additional Information, and to the incorporation by reference of our report into the Prospectuses which constitute parts of this Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Accountants" in such Statements of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectuses.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York  10036
February 25, 1999